UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 30, 2010, Sohu.com Inc. (“Sohu”) filed a proxy statement for Sohu’s annual meeting (the “Annual Meeting”) of stockholders, originally scheduled for, Friday, June 18, 2010 at 10:00 AM Beijing time. Sohu’s stockholders voted at the Annual Meeting on that date to adjourn the meeting to Friday, July 2, 2010 at 10:00 AM Beijing time to allow time for stockholders to consider new information concerning Proposal III in the proxy statement: approval of Sohu’s 2010 Stock Incentive Plan (the “Plan”).

On June 18, 2010 Sohu filed with the Securities and Exchange Commission (the “SEC”) additional proxy materials, consisting of a letter from Charles Zhang, Sohu’s Chief Executive Officer, to Sohu’s stockholders (i) informing them of the adjourned date of the Annual Meeting and (ii) alerting them to the fact that a report published by RiskMetrics Group/ISS Proxy Advisory Services USA falsely states that repricing of options that have an exercise price above market value is permitted under the Plan, when in fact the Plan expressly prohibits such repricing (the express prohibition being set forth in Section 4(b)(vi) of the Plan).

On June 23, 2010, Sohu’s Board of Directors (the “Board”) approved the amendment and restatement (the “Amended Plan”) of the Plan, for the sole purpose of revising Section 8(g) by adding the underlined language below, such that the provision will read in its entirety as follows:

(g) The Compensation Committee may at any time offer to buy out any Awards previously granted for a payment in cash or Shares, based on such terms and conditions as the Compensation Committee may establish, provided that the Company, without the approval of the Company’s stockholders, may not buy out any outstanding Option which, at the time of such buyout, has an exercise price per Share that is greater than the Fair Market Value at such time.

As stated above and in the additional proxy materials Sohu filed with the SEC on June 18, 2010, any repricing of outstanding options is already expressly prohibited by the Plan. The sole effect of the amendment approved by the Board will be to prohibit any purchase by Sohu of “underwater” options for cash or shares of common stock, without regard to whether such a purchase is treated as a repricing. While the Board believes that cash purchases could be beneficial to Sohu and its stockholders under certain circumstances by eliminating the overhang of underwater options, the Board expects that the likelihood of such circumstances arising is remote, and has approved the amendment as an inducement to stockholders to vote for the Plan.

Assuming approval of the Plan by Sohu’s stockholders at the adjourned Annual Meeting, the Amended Plan will take effect immediately following approval of the Plan by stockholders. All votes “FOR” the Plan will be subject to the Amended Plan’s so taking effect.

A copy of the Amended Plan, marked to show the change from the original plan, is included as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description

10.1	Sohu.com Inc. Amended and Restated 2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 23, 2010		SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Co-President and Chief Financial Officer